EXHIBIT 2

CORPORATE ACCESS NUMBER: 2011125313
BUSINESS CORPORATIONS ACT
CERTIFICATE
OF
AMENDMENT AND REGISTRATION
OF RESTATED ARTICLES
TRANSGLOBE ENERGY CORPORATION
AMENDED ITS ARTICLES ON 2018/05/30.

Name/Structure Change Alberta Corporation - Registration Statement
Alberta Amendment Date:          2018/05/30

Service Request Number:	29084731
Corporate Access Number:	2011125313
Legal Entity Name:	TRANSGLOBE ENERGY CORPORATION
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	TRANSGLOBE ENERGY CORPORATION
New French Equivalent Name:
Nuans Number:
Nuans Date:
French Nuans Number:
French Nuans Date:

Share Structure:	SEE SCHEDULE "A" ATTACHED HERETO
Share Transfers Restrictions:	NONE
Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	11
Business Restricted To:	N/A
Business Restricted From:	N/A
Other Provisions:	SEE SCHEDULE "B" ATTACHED HERETO
BCA Section/Subsection:	173(1)(N)

Professional Endorsement Provided:
Future Dating Required:
Annual Return
File Year	Date Filed
2017	2017/06/02
2016	2016/07/22
2015	2016/01/08

Attachment
Attachment Type	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	2004/06/09
Share Structure	ELECTRONIC	2004/06/09
Letter of Approval	10000402000624679	2004/06/09
Amended Annual Return	10000107108536856	2012/01/24
Other Rules or Provisions	ELECTRONIC	2018/05/30

Registration Authorized By:	PAYTON J. HOLLISS
SOLICITOR

SCHEDULE "B"
a)          The directors of the corporation may, without authorization of the shareholders:
a.          borrow money on the credit of the Corporation;
b.          issue, reissue, sell or pledge debt obligations of the Corporation;
c.          subject to the Business Corporations Act of Alberta, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and
d.          mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.
b)          The directors may, by resolution, delegate the powers referred to in subsection (a) hereof to a director, a committee of directors or an officer.
c)          The directors may, between annual general meetings, appoint one or more additional directors of the corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.
d)          Meetings of the shareholders may be held at any place within or outside of the Province of Alberta as the directors may determine.